UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA (Address of principal executive offices)	19348 (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On April 26, 2006, the Compensation Committee of Genesis HealthCare Corporation (“GHC”), after receiving the recommendation of GHC’s Nominating and Corporate Governance Committee, granted an additional 3,500 shares of restricted stock under its 2003 Stock Incentive Plan to Robert H. Fish, its lead director. The grant represents a value of $160,000 based upon the market value of GHC common stock at the time of grant, or $45.71. The restricted stock vests on the earlier of April 26, 2009 or Mr. Fish’s cessation of service as a director. The grant is in consideration for services to be rendered by Mr. Fish in connection with the expanded role of GHC’s lead director.

     GHC’s Compensation Committee is responsible for determining the grant of equity-based awards under its equity plans and GHC’s Nominating and Corporate Governance Committee is responsible for determining overall director and board committee member compensation for its non-employee directors.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006	GENESIS HEALTHCARE CORPORATION

By: /s/ James V. McKeon
Name: James V. McKeon Title: Chief Financial Officer